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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K



                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):

                               September 30, 1999
                               ------------------



                             Brooks Automation, Inc.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)


                 000-25434                           04-3040660
          ------------------------      ------------------------------------
          (Commission File Number)      (I.R.S. Employer Identification No.)


          15 Elizabeth Drive, Chelmsford, MA                     01824
          ----------------------------------                     -----


                                 (978) 262-2400
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              (Registrant's Telephone Number, Including Area Code)



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Item 2.    ACQUISITION

On September 30, 1999, the Registrant acquired substantially all of the assets and assumed certain of the liabilities of the Infab Division of Jenoptik AG ("Jenoptik") in exchange for 914,286 shares of the Registrant's common stock, subject to adjustment pending the completion of a post closing review of the purchased assets. The Infab Division is a worldwide supplier of advanced factory automation systems headquartered in Germany. The assets purchased from the Infab Division included fixed assets, usable inventory, collectible receivables, patents and intellectual property. The Registrant intends to continue to use these assets in connection with its conduct of the business of the former Infab Division.

As part of this transaction, the Registrant appointed Jurgen Giessmann, an executive officer of Jenoptik, to the Registrant's Board of Directors pursuant to a Stockholder Agreement dated September 30, 1999 among the Registrant, Jenoptik, a subsidiary of Jenoptik and Robert J. Therrien, the president and chief executive officer of the Registrant and a member of the Registrant's Board of Directors. Under the Stockholder Agreement, until Jenoptik no longer holds all its shares purchased from the Registrant in this transaction, or until September 30, 2004, whichever occurs first, the Registrant has agreed to nominate a reasonably acceptable candidate of Jenoptik to the Registrant's Board of Directors in each election of the Registrant's directors, Robert J. Therrien agreed to vote all his shares in favor of such nominees for election to the Board of Directors. Jenoptik, in turn, agreed to vote in favor of the other candidates to the Registrant's Board of Directors and for other matters, in the same proportion as the votes cast by the other holders of the Registrant's common stock. Jenoptik also agreed not to buy or sell shares of the Registrant's common stock except in specified circumstances. Jenoptik further agreed to share information with the Registrant regarding upcoming projects and to give the Registrant the right of first refusal as a supplier. The terms of the asset purchase are more fully described in the Stockholder Agreement and the Master Purchase Agreement dated as of September 30, 1999, among the Registrant, Jenoptik and certain of their respective direct or indirect subsidiaries.

Except as otherwise summarized in this Report, there is no material relationship between Jenoptik and the Registrant or any affiliate, director or officer of the Registrant or any associate of any such director or officer. The terms of this transaction and the consideration received by Jenoptik were as a result of arms-length negotiations between representatives of Jenoptik and the Registrant.

Item 7.    FINANCIAL STATEMENTS AND EXHIBITS

           (a)    FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

                  The required financial statements relating to Infab Group are not included in this Report. The Registrant plans to file the required financial statements by December 15, 1999.

           (b)    UNAUDITED PRO FORMA FINANCIAL INFORMATION

                  The required pro forma financial information is not included in this Report. The Registrant plans to file the required pro forma financial information by December 15, 1999.


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           (c)    EXHIBITS

                  ITEM NO.    DESCRIPTION

                  2.1 Master Purchase Agreement by and among Brooks Automation, Inc., FASTech Integration, Inc., Brooks Automation GmbH, Jenoptik AG, Meissner & Wurst Zander Holding GmbH, Jenoptik Infab GmbH, Jenoptik Infab KK, Jenoptik Infab PLC, Jenoptik Infab, Ltd., Meissner & Wurst US, Inc. and Jenoptik Infab, Inc. dated as of September 9, 1999, as amended on September 30, 1999.

                  2.2 Stockholder Agreement dated September 30, 1999 among Brooks Automation, Inc., Jenoptik AG, Meissner & Wurst Zander Holding GmbH and Robert J. Therrien.


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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                              By:   /s/ Ellen B. Richstone
                                    ----------------------
                                    Ellen B. Richstone
                                    Senior Vice President of Finance and
                                    Administration and Chief Financial
                                    Officer



Dated:  October 15, 1999


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                                  EXHIBIT INDEX


                  2.1 Master Purchase Agreement by and among Brooks Automation, Inc., FASTech Integration, Inc., Brooks Automation GmbH, Jenoptik AG, Meissner & Wurst Zander Holding GmbH, Jenoptik Infab GmbH, Jenoptik Infab KK, Jenoptik Infab PLC, Jenoptik Infab, Ltd., Meissner & Wurst US, Inc. and Jenoptik Infab, Inc. dated as of September 9, 1999, as amended on September 30, 1999.

                  2.2 Stockholder Agreement dated September 30, 1999 among Brooks Automation, Inc., Jenoptik AG, Meissner & Wurst Zander Holding GmbH and Robert J. Therrien.